EXHIBIT 99.2

EXHIBIT 99.2

EXHIBIT 99.2

EXHIBIT 99.2

EXHIBIT 99.2

EXHIBIT 99.2

EXHIBIT 99.2

Chemours

The Chemours Company

2017 Investor Day Non-GAAP Reconciliations

December 1, 2017

Safe Harbor Statement

This presentation contains forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to a historical or current fact. The words "believe," "expect," "will," "anticipate," "plan," "estimate," "anticipate," "target," "project" and similar expressions, among others, generally identify "forward-looking statements," which speak only as of the date such statements were made. These forward-looking statements may address, among other things, the outcome or resolution of pending or future environmental liabilities, the commencement, outcome or resolution of any regulatory inquiry, investigation or proceeding, the initiation, outcome or settlement of any litigation, changes in environmental regulations in the U.S. or other jurisdictions that affect demand for or adoption of our products, anticipated future operating and financial performance, business plans and prospects, capital investments and projects, plans for dividends or share repurchases, sufficiency or longevity of intellectual property protection, cost savings targets, plans to increase profitability and growth, and our outlook for Adjusted EBITDA and Free Cash Flow, all of which are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are based on certain assumptions and expectations of future events that may not be accurate or realized. These statements are not guarantees of future performance. Forward-looking statements also involve risks and uncertainties that are beyond Chemours' control. Additionally, there may be other risks and uncertainties that Chemours is unable to identify at this time or that Chemours does not currently expect to have a material impact on its business. Factors that could cause or contribute to these differences include the risks, uncertainties and other factors discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017. Chemours assumes no obligation to revise or update any forward-looking statement for any reason, except as required by law.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with Generally Accepted Accounting Principles ("GAAP"). Within this presentation, we make reference to Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Return on Invested Capital, Net Leverage and Free Cash Flow, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses Adjusted Net Income, Adjusted EBITDA, Adjusted EPS, Return on Invested Capital, Net Leverage and Free Cash Flow to evaluate the Company's performance excluding the impact of certain noncash charges and other special items which we expect to be infrequent in occurrence in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company's operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this presentation, should be read in conjunction with the Company's financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this presentation may be different from the methods used by other companies. For more information on the non-GAAP financial measures, please refer to the attached schedules or materials posted to the website at investors.chemours.com.

Chemours

GAAP Net (Loss) Income Attributable to Chemours to Adjusted Net Income, Adjusted EBITDA and Adjusted EPS Tabular Reconciliations (Unaudited)

(Dollars and shares in millions, except per share amounts)

	(Actual)			(Estimated)			
	Year Ended December 31,		Twelve Months Ended September 30,	Year Ended December 31,			
	2015	2016	2017	2017		2018	
				(Low)	(High)	(Low)	(High)
Net (loss) income attributable to Chemours	$ (90)	$ 7	$ 288	$ 605	$ 680	$ 880	$ 990
Non-operating pension and other post-retirement employee benefit income	(3)	(20)	(25)	-	-	-	-
Exchange (gains) losses	(19)	57	17	-	-	-	-
Restructuring charges	285	51	42	-	-	20	20
Asset-related charges	73	124	17	-	-	-	-
Losses (gains) on sale of assets and businesses	9	(254)	(11)	-	-	-	-
Transaction costs [1]	9	19	4	-	-	-	-
Legal and other charges [2]	8	359	354	-	-	-	-
Benefit from income taxes related to reconciling items [3]	(129)	(156)	(149)	-	-	(5)	(5)
Adjusted net income	143	187	537	605	680	895	1,005
Net income attributable to non-controlling interests	-	-	1	-	-	-	-
Interest expense, net	132	213	217	220	220	220	220
Depreciation and amortization	267	284	276	280	280	290	290
All remaining provision for income taxes [3]	31	138	236	195	220	295	335
Adjusted EBITDA	$ 573	$ 822	$ 1,267	$ 1,300	$ 1,400	$ 1,700	$ 1,850
Weighted average number of common shares outstanding - basic [4]	181.0	181.6	184.0	184.8	184.8	184.8	184.8
Dilutive effects of Chemours' employee compensation plans [4,5]	0.7	1.8	5.5	6.4	6.4	6.4	6.4
Weighted average number of common shares outstanding - diluted	181.7	183.4	189.5	191.2	191.2	191.2	191.2
Earnings per share - basic	$ (0.50)	$ 0.04	$ 1.57	$ 3.27	$ 3.68	$ 4.76	$ 5.36
Earnings per share - diluted [5]	(0.50)	0.04	1.52	3.16	3.56	4.60	5.18
Adjusted earnings per share - basic	0.79	1.03	2.92	3.27	3.68	4.84	5.44
Adjusted earnings per share - diluted [5]	0.79	1.02	2.83	3.16	3.56	4.68	5.26

[1] Includes accounting, legal and bankers' transactions fees incurred related to Chemours' strategic initiatives.
[2] Includes litigation settlements, water treatment accruals related to PFOA, employee separation costs and lease termination charges.
[3] Total (benefit from) provision for income taxes reconciles to the amounts presented in our consolidated statements of operations for each of the historical periods presented.
[4] Our estimates for the weighted-average number of common shares outstanding - basic and diluted reflect assumptions for the year ended December 31, 2017, which are carried forward for the remaining projection period.
[5] Diluted earnings per share is calculated using net income available to common shareholders divided by the diluted weighted-average number of common shares outstanding during each period, which includes unvested restricted shares. Diluted earnings per share considers the impact of potentially dilutive securities, except in periods in which there is a loss because the inclusion of the potential common shares would have an anti-dilutive effect.

Our estimates reflect our current visibility and expectations of market factors, such as, but not limited to: currency movements, TiO_2 prices and end-market demand. Actual results could differ materially from the current estimates due to market factors and unknown or uncertain other factors, such as non-operating pension and other post-retirement employee benefit activity with respect to our foreign pension plans, including settlements or curtailments, cost savings actions that may be taken in the future, the impact of currency movements on our results, including exchange gains and losses, and the related tax effects, or the impact of new accounting pronouncements.

Segment Adjusted EBITDA Tabular Reconciliations (Unaudited)

(Dollars in millions)

	Year Ended December 31,		Twelve Months Ended September 30,
	2015	2016	2017
Titanium Technologies	$ 326	$ 466	$ 758
Fluoroproducts	300	445	621
Chemical Solutions	29	39	46
Corporate and Other	(82)	(128)	(158)
Adjusted EBITDA [1]	$ 573	$ 822	$ 1,267

[1] See "GAAP Net (Loss) Income Attributable to Chemours to Adjusted Net Income, Adjusted EBITDA and Adjusted EPS Tabular Reconciliations (Unaudited)" for reconciliation of Adjusted EBITDA to nearest GAAP measure.

Adjusted EBITDA to ROIC Tabular Reconciliations (Unaudited)

(Dollars in millions)

	Year Ended December 31, 2015	Year Ended December 31, 2016	Twelve Months Ended September 30, 2017
Adjusted EBITDA [1]	$ 573	$ 822	$ 1,267
Less: Depreciation and amortization	(267)	(284)	(276)
Adjusted EBIT	$ 306	$ 538	$ 991
Total debt	$ 3,954	$ 3,544	$ 4,095
Total equity	130	104	805
Less: Cash and cash equivalents	(366)	(902)	(1,535)
Invested capital, net	$ 3,718	$ 2,746	$ 3,365
Average invested capital [2]	$ 3,890	$ 3,419	$ 3,102
Return on invested capital	7.9%	15.7%	31.9%

[1] See "GAAP Net (Loss) Income Attributable to Chemours to Adjusted Net Income, Adjusted EBITDA and Adjusted EPS Tabular Reconciliations (Unaudited)" for reconciliation of Adjusted EBITDA to nearest GAAP measure.

[2] Average invested capital is based on a five-point trailing average of invested capital, net.

Chemours

Adjusted EBITDA to Net Leverage Tabular Reconciliations (Unaudited)

(Dollars in millions)

	Year Ended December 31, 2015	Year Ended December 31, 2016	Twelve Months Ended September 30, 2017
Adjusted EBITDA [1]	$ 573	$ 822	$ 1,267
Total debt	$ 3,954	$ 3,544	$ 4,095
Less: Cash and cash equivalents	(366)	(902)	(1,535)
Debt, net	$ 3,588	$ 2,642	$ 2,560
Net leverage	6.26	3.21	2.02

[1] See "GAAP Net (Loss) Income Attributable to Chemours to Adjusted Net Income, Adjusted EBITDA and Adjusted EPS Tabular Reconciliations (Unaudited)" for reconciliation of Adjusted EBITDA to nearest GAAP measure.

Chemours

GAAP Cash Flow Provided by Operating Activities to Free Cash Flow Tabular Reconciliations (Unaudited)

(Dollars in millions)

	(Actual)			(Estimated)				
	Year Ended December 31,		Twelve Months Ended September 30,	Year Ended December 31,			Cumulative,	
	2015	2016	2017	2017	2018		2018 - 2020	
					(Low)	(High)	(Low)	(High)
Cash flow provided by operating activities	$ 182	$ 594	$ 605	$ 550	$ 1,025	$ 1,075	$ 3,400	$ 3,950
Less: Cash flow used for purchases of property, plant and equipment	(519)	(338)	(349)	(425)	(525)	(475)	(1,400)	(1,200)
Free cash flow	$ (337)	$ 256	$ 256	$ 125	$ 500	$ 600	$ 2,000	$ 2,750